UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2017 (January 25, 2017)

AMERICAN AIRLINES GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8400	75-1825172
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd., Fort Worth, Texas	76155
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(817) 963-1234

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 25, 2017, the Board of Directors (“Board”) of American Airlines Group Inc. (the “Company”) adopted an amendment and restatement of the Company’s bylaws (the “Restated Bylaws”) to provide that the Lead Independent Director (as defined in the Restated Bylaws) shall be designated by the Independent Directors (as defined in the Restated Bylaws) rather than the full Board. The Restated Bylaws are effective immediately.

The foregoing description of the changes effected by the Restated Bylaws is qualified by reference to the Restated Bylaws, which are filed as Exhibit 3.1 to this current report on Form 8-K and are incorporated herein by reference. In addition, filed as Exhibit 3.2 to this current report on Form 8-K, is a document that shows the amendments reflected in the Restated Bylaws.

Item 7.01 Regulation FD Disclosure

On January 25, 2017, the Board also approved amendments to the Company’s Corporate Governance Guidelines (the “Corporate Governance Guidelines”) to, among other things, expand the enumerated duties of the Lead Independent Director. The Corporate Governance Guidelines, as amended, are available on the Company’s website at www.aa.com/Investor Relations/Corporate Governance/Board Policies/Corporate Governance Guidelines.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

3.1	Second Amended and Restated Bylaws of American Airlines Group Inc.

3.2	Bylaw amendments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, American Airlines Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AIRLINES GROUP INC.

Date: January 30, 2017	By:	/s/ Stephen L. Johnson
Stephen L. Johnson
Executive Vice President, Corporate Affairs

Exhibit Index

Exhibit No.	Description

3.1	Second Amended and Restated Bylaws of American Airlines Group Inc.

3.2	Bylaw amendments.